Exhibit 99.1

KMG Chemicals, Inc.
9555 W. Sam Houston Parkway South
Suite 600
Houston, TX 77099
USA

KMG Reports First Quarter 2016 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—December 10, 2015—KMG Chemicals, Inc.
(NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2016 first quarter ended October 31, 2015.

2016 First Quarter Financial Highlights

•	Adjusted EBITDA[1] was a record $11.4 million, compared to $8.8 million in last year’s first quarter.
•	Adjusted diluted earnings per share[2] was a record $0.42, up from $0.24 per share in the prior year’s first quarter.
•	GAAP EPS was $0.39 versus $0.10 in the first quarter of fiscal 2015.

Chris Fraser, KMG chairman and chief executive officer, said, “Building on the progress we achieved in fiscal 2015, KMG reported strong first quarter results. Adjusted EBITDA rose 30% to a record $11.4 million, marking our seventh consecutive quarter of double-digit adjusted EBITDA growth on a year-over-year basis, and adjusted EPS grew 75% compared to the prior year.”

Mr. Fraser continued, “Excluding the effect of foreign currency, our Electronic Chemicals sales increased 4% from the year-ago period, benefiting from our global distribution capabilities and our focus on supplying the highest purity products for our semiconductor customers’ most advanced manufacturing processes. Higher shipment volume and improved efficiencies resulting from the consolidation of our global operations continued to positively impact our profitability. Our penta business performed solidly in the first quarter, driven by increased volume from utility pole replacement programs in the western U.S. and enhanced margins from favorable raw materials costs. Our industrial lubricants business continues to contribute to our sales and earnings.”

First Quarter Results
Dollars in thousands, except EPS	Fiscal 2016		Fiscal 2015
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net Sales	$76,650	$76,650	$90,779	$90,779
Operating Income	7,916	7,320	5,392	2,819
Operating Margin	10.3%	9.6%	5.9%	3.1%
Net Income	4,978	4,591	2,857	1,185
Diluted EPS	$0.42	$0.39	$0.24	$0.10

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Business segment results

Electronic Chemicals
First Quarter Results
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported
	(GAAP)	(GAAP)
Net Sales	$66,082	$66,323
Operating Income	7,274	4,121
Operating Margin	11.0%	6.2%

For the first fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $66.1 million, essentially flat from the same period a year ago despite the impact from the strong U.S. dollar, which reduced sales by $3.0 million as compared to the prior year. Product volume grew in North America and Asia, partially offset by softness in Europe.

•

GAAP operating income of $7.3 million vs. $4.1 million in the same period of fiscal 2015. Operating income improved due to volume growth, as well as operating efficiencies from the restructuring and realignment of our electronic chemicals business.

•	EBITDA[3] of $10.3 million, compared to $7.4 million last year. Foreign currency translation reduced first quarter fiscal 2016 EBITDA by $277,000.

Other Chemicals

As of May 1, 2015, the Other Chemicals segment includes the pentachlorophenol (“penta”) business and the industrial lubricants business.

Other Chemicals
First Quarter Results
Dollars in thousands	Fiscal 2016	Fiscal 2015
	As Reported	As Reported
	(GAAP)	(GAAP)
Net Sales	$10,568	$24,427
Operating Income	3,764	2,585
Operating Margin	35.6%	10.6%

[3]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

For the first fiscal quarter, the Other Chemicals segment reported:

•

Sales of $10.6 million compared to $24.4 million in the same period a year ago. Sales declined due to the divestiture of the creosote product line in fiscal 2015, partially offset by higher penta sales and the addition of the industrial lubricants business.

•

GAAP operating income of $3.8 million, or 35.6% of sales, versus $2.6 million, or 10.6% of sales, last year. The increase in operating income was due to higher penta shipment volume and the contribution from the industrial lubricants business. Operating margins improved due to higher penta volume, lower raw materials costs, the contribution from the industrial lubricants business and the absence of lower-margin creosote sales.

•	EBITDA[4] of $4.0 million, up from $2.7 million last year.

Outlook

Our fiscal 2016 year is off to a strong start. We will review and update our annual financial outlook at our customary time when we report our second quarter results.

Conference call

Date: Thursday, December 10, 2015

Time: 5:00 p.m. ET

Dial in: 877-789-6981 or 541-797-2420

Conference ID: 85516535

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call transcript will be archived on the KMG website. A replay of the teleconference will also be available for one week, starting at 8:00 p.m. ET on December 10, 2015. To access the replay, call 855-859-2056 or 404-537-3406 using conference ID 85516535.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

[4]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except for per share amounts)

	Three Months Ended
	October 31,
	2015	2014
Net sales	$76,650	$90,779
Cost of sales	47,390	63,188
Gross profit	29,260	27,591

Distribution expenses	10,129	12,999
Selling, general and administrative expenses	11,215	9,200
Restructuring charges	466	577
Realignment charges	130	1,996
Operating income	7,320	2,819

Other income (expense)
Interest expense, net	(152)	(803)
Other, net	(17)	(28)
Total other expense, net	(169)	(831)

Income before income taxes	7,151	1,988
Provision for income taxes	(2,560)	(803)

Net income	$4,591	$1,185

Earnings per share:
Net income per common share basic	$0.39	$0.10
Net income per common share diluted	$0.39	$0.10

Weighted average shares outstanding:
Basic	11,697	11,658
Diluted	11,865	11,696

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	October 31,	July 31,
	2015	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$10,398	$7,517
Accounts receivable
Trade, net of allowances of $156 at October 31, 2015 and $144 at July 31, 2015	35,573	36,887
Other	3,515	3,668
Inventories, net	39,592	42,082
Current deferred tax assets	2,953	2,953
Prepaid expenses and other	2,739	3,738
Total current assets	94,770	96,845

Property, plant and equipment, net	80,289	80,589
Deferred tax assets	131	131
Goodwill	22,374	22,408
Intangible assets, net	35,959	36,560
Restricted cash	1,000	1,000
Other assets, net	4,850	4,826
Total assets	$239,373	$242,359
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$27,279	$35,980
Accrued liabilities	10,120	9,602
Employee incentive accrual	6,780	4,852
Total current liabilities	44,179	50,434

Long-term debt	51,500	53,000
Deferred tax liabilities	13,145	13,075
Other long-term liabilities	2,422	2,429
Total liabilities	111,246	118,938

Commitments and contingencies

Stockholders’ equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized, 11,710,439 shares issued and outstanding at October 31, 2015 and 11,690,439 shares issued and outstanding at July 31, 2015	117	117
Additional paid-in capital	32,625	31,676
Accumulated other comprehensive income (loss)	(10,151)	(9,667)
Retained earnings	105,536	101,295
Total stockholders’ equity	128,127	123,421
Total liabilities and stockholders’ equity	$239,373	$242,359

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended
	October 31,
	2015	2014
Cash flows from operating activities
Net income	$4,591	$1,185
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,545	3,430
Non-cash restructuring and realignment charges	105	2,589
Amortization of loan costs	42	27
Stock-based compensation expense	939	436
Bad debt expense	12	—
Allowance for excess and obsolete inventory	57	221
Loss (gain) on disposal of property	9	(2)
Deferred income taxes	86	(1,141)
Tax benefit from stock-based awards	(10)	(9)

Changes in operating assets and liabilities, net of effects of acquisition
Accounts receivable — trade	1,099	(2,398)
Accounts receivable — other	160	(373)
Inventories	2,310	(826)
Other current and non-current assets	420	(139)
Accounts payable	(7,850)	4,486
Accrued liabilities and other	2,450	2,099
Net cash provided by operating activities	7,965	9,585

Cash flows from investing activities
Additions to property, plant and equipment	(3,616)	(4,184)
Disposals of property, plant and equipment	—	10
Net cash used in investing activities	(3,616)	(4,174)

Cash flows from financing activities
Net payments under revolving credit agreement	—	(40,000)
Principal payments on term loan	—	(20,000)
Borrowings under New Credit Facility	—	59,100
Payments under New Credit Facility	(1,500)	(3,100)
Tax benefit from stock-based awards	10	9
Payment of dividends	(351)	(349)
Net cash used in financing activities	(1,841)	(4,340)

Effect of exchange rate changes on cash	373	(592)

Net increase in cash and cash equivalents	2,881	479

Cash and cash equivalents at beginning of period	7,517	19,252
Cash and cash equivalents at end of period	$10,398	$19,731

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other nonrecurring items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(in thousands)

First Quarter Fiscal 2016	Electronic	Other
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$7,274	$3,764	$(3,718)	$7,320
Other income (expense)	130	(59)	(88)	(17)
Depreciation and amortization	2,915	297	439	3,651
EBITDA	10,319	4,002	(3,367)	10,954

Restructuring & realignment charges*	—	—	490	490
Adjusted EBITDA	10,319	4,002	(2,877)	11,444
Corporate allocation	2,481	790	(3,271)	—
Adjusted EBITDA excl. corporate allocation	$12,800	$4,792	$(6,148)	$11,444
* Excludes depreciation

First Quarter Fiscal 2015	Electronic	Wood Treating
	Chemicals	Chemicals	Corporate	Total
Operating Income (Loss)	$4,121	$2,585	$(3,887)	$2,819
Other income (expense)	120	(10)	(138)	(28)
Depreciation and amortization	3,202	96	2,721	6,019
EBITDA	7,443	2,671	(1,304)	8,810

Restructuring & realignment charges*	—	—	(16)	(16)
Adjusted EBITDA	7,443	2,671	(1,320)	8,794
Corporate allocation	2,391	934	(3,325)	—
Adjusted EBITDA excl. corporate allocation	$9,834	$3,605	$(4,645)	$8,794
* Excludes depreciation

Phone: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

First Quarter Fiscal 2016
Dollars in thousands, except EPS	KMG Chemicals, Inc.

	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$7,916	10.3%	$4,978	$0.42
Restructuring & realignment charges	(596)	(0.8)%	(387)	$(0.03)
GAAP measure	$7,320	9.5%	$4,591	$0.39

First Quarter Fiscal 2015
Dollars in thousands, except EPS	KMG Chemicals, Inc.

	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$5,392	5.9%	$2,857	$0.24
Restructuring & realignment charges	(2,573)	(2.8)%	(1,672)	$(0.14)
GAAP measure	$2,819	3.1%	$1,185	$0.10

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 ● Fax: 713-600-3850

www.kmgchemicals.com ● NYSE: KMG